Exhibit 99.1

Imperial reports voting results for election of directors

Calgary, AB – May 2, 2023 – Imperial Oil Limited (TSE: IMO, NYSE American: IMO) announced at its annual meeting of shareholders held on May 2, 2023, that each of the seven nominees proposed as directors of the company and listed in its management proxy circular dated March 16, 2023 were elected as directors. A total of 531,116,532 shares (90.92 percent of outstanding common shares) were represented in person or by proxy. The percentage of shares represented at the meeting that were voted to elect the individual directors are set out below:

Nominee:	For:	Against:
D.W. (David) Cornhill	477,220,521	51,359,878
B.W. (Bradley) Corson	522,575,825	6,004,574
M.R. (Matthew) Crocker	502,024,025	26,556,374
S.R. (Sharon) Driscoll	526,032,840	2,547,559
J. (John) Floren	528,279,988	300,411
G.J. (Gary) Goldberg	528,282,636	297,763
M.C. (Miranda) Hubbs	515,973,536	12,601,009

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For further information:

Investor relations	Media relations
(587) 476-4743	(587) 476-7010

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
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